EXHIBIT 4.1(k)


                                     WAIVER
                                     ------

WAIVER, dated as of December 18, 2007 (this "Waiver"), to the Second Amended and Restated Credit Agreement dated as of April 11, 2005, as amended by a Consent and First Amendment dated as of November 15, 2005 and by a Consent and Second Amendment dated as of December 27, 2005 (as the same may now exist or may hereafter be amended, modified, restated or replaced, the "Credit Agreement") among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Agent"). Unless the context requires otherwise, capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                                 R E C I T A L S
                                 = = = = = = = =
WHEREAS, the Domestic Borrower has requested that the Required Lenders waive compliance with Section 6.10(c) of the Credit Agreement for the fiscal quarter ending October 29, 2007; and

WHEREAS, the Required Lenders are willing to grant such waiver on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

                                   I. WAIVER

             1.1. The Required Lenders hereby waive the application of Section 6.10(c) of the Credit Agreement for the fiscal quarter ended October 29, 2007; provided that such waiver shall only be effective if the Adjusted Quick Ratio as of such date was not less than 1.0 to 1.0.

                               II. MISCELLANEOUS

             2.1. As of the effectiveness of this Waiver, the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries hereby reaffirm their obligations under the Credit Agreement, the Guaranty of Payment, the Subsidiary Security Agreement and the other Credit Documents, as applicable.

             2.2. Each Borrower and each Guarantor (subject, mutatis mutandis, to Section 9.17 of the Credit Agreement) hereby represents and warrants, as of the date hereof, that:

             (a) The execution, delivery and performance of each Borrower, each Guarantor and each Collateral Grantor Subsidiary (as applicable) of this Waiver and any other agreement, instrument or document executed and delivered in connection with this Waiver: (i) is within its corporate powers,
(ii) has been duly authorized by all necessary corporate action, (iii) does not contravene any law, rule or regulation applicable to it, and (iv) does not violate or create a breach or default under its organizational documents or any contractual provision binding on it or affecting it or any of its property;

             (b) This Waiver (and the Credit Agreement as effected hereby) constitute its legal, valid and binding obligation, enforceable against it (where such Borrower, such Guarantor or such Collateral Grantor Subsidiary is a party thereto) in accordance with its terms, except as enforcement
thereof may be subject  to  (i)  the   effect  of  any   applicable  bankruptcy,
insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

             (c) After giving effect to this Waiver, (i) there is no Default; and (ii) all obligations of the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries under or in connection with the Credit Agreement, and the other Credit Documents, are payable in accordance with the terms of the Credit Agreement, and the other Credit Documents, without any defense, setoff or counterclaim of any kind; and

             (d) The representations and warranties of each Borrower, each Guarantor and each Collateral Grantor Subsidiary appearing in the Credit Documents were true and correct in all material respects as of respective the dates when made and, after giving effect to this Waiver, the transactions contemplated hereby and thereby, continue to be true and correct in all material respects on the date hereof, except: (i) as to any such representation or warranty which by its terms applies only as to a specified (earlier) date; and (ii) in the case of any other representation or warranty, to the extent of changes resulting from transactions or events not prohibited by the Credit Documents.

             2.3. The Domestic Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent incurred by it in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Waiver and the agreements and instruments referred to herein and therein and the transactions contemplated hereby and thereby (including search fees and the reasonable fees and expenses of counsel to the Administrative Agent).

             2.4. At any time and from time to time, upon the written request of the Administrative Agent and at the sole cost and expense of the Domestic Borrower, the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries will promptly execute, acknowledge and/or deliver all such further instruments and agreements and take such further actions as may be reasonably necessary or appropriate to more fully implement the purposes of this Waiver, the Credit Agreement, and the other Credit Documents. Failure to comply with any of the foregoing provisions of this Section 2.4 within fifteen (15) days after either the stated due date thereof (where applicable) or notice thereof from the Administrative Agent (where there is no stated due date above), shall constitute an additional Event of Default.

             2.5. Each of the parties hereto agree and acknowledge that the Credit Agreement, and the other Credit Documents (including, without limitation, all security interests thereunder), are hereby ratified and confirmed in all respects, and shall continue in full force and effect. All references in any Credit Document to the Credit Agreement, shall be deemed to be references to the Credit Agreement as effected by this Waiver, and as the same may be further amended, supplemented or otherwise modified from time to time.

             2.6. This Waiver sets forth the entire agreement of the parties with respect to the subject matter hereof. This Waiver is effective only with respect to the specific covenant and for the specific date referred to in Section 1.1 above.

             2.7. Neither this Waiver nor any provision hereof may be waived, amended or modified except pursuant to an agreement complying with Section 9.02(b) of the Credit Agreement.

             2.8. This Waiver shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law.

             2.9. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Waiver by telecopy shall be as effective as delivery of a manually executed counterpart of this Waiver.

             2.10. This Waiver shall become effective as of the date when each of the following conditions shall have been satisfied, provided that such conditions are satisfied on or before December 31, 2007:

             (a) The Administrative  Agent shall have received  counterparts of
(i) this Waiver executed and delivered by the Required Lenders, each of the Borrowers, the Guarantors and the Administrative Agent; and

             (b) All legal matters incident to this Waiver, the other instruments and agreements relating hereto and the transactions contemplated hereby shall be satisfactory to the Administrative Agent (who shall be entitled to rely on the advice of its counsel in connection therewith).

The Administrative Agent shall notify the Borrowers, the Guarantors and the Lenders of the date when the consent embodied herein shall have become effective, and any such notice shall be conclusive and binding. The Administrative Agent is authorized to fill in such effective date at the outset of this Waiver.

                      [the remainder of this page is blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank and       GATTON VOLT CONSULTING GROUP LIMITED
Administrative Agent

By: /s/ Dustin Knoop                                           By: /s/ Howard B. Weinrich
   ---------------------------------                              ---------------------------------
Name: Dustin Knoop                                             Name: Howard B. Weinrich
Title: Associate                                               Title: Director

MELLON BANK, N.A.., as a Lender                                VOLT TELECOMMUNICATIONS GROUP, INC.

By: /s/ John T. Smathers                                       By: /s/ Ludwig M. Guarino
   ---------------------------------                              ---------------------------------
Name: John T. Smathers                                         Name: Ludwig M. Guarino
Title: First Vice President                                    Title: Senior Vice President

WELLS FARGO BANK, N.A.., as a Lender                           VOLT DIRECTORIES S.A., LTD.

By: /s/ Donald Schwartz                                        By: /s/ Ludwig M. Guarino
   ---------------------------------                              ---------------------------------
Name: Donald Schwartz                                          Name: Ludwig M. Guarino
Title: Senior Vice President                                   Title: Senior Vice President & Treasurer

LLOYD TSB BANK PLC, as a Lender                                DATANATIONAL OF GEORGIA, INC.

By: /s/ Carlos Lopez                                           By: /s/ Ludwig M. Guarino
   ---------------------------------                              ---------------------------------
Name: Carlos Lopez                                             Name: Ludwig M. Guarino
Title: Associate Director                                      Title: Senior Vice President & Treasurer

By: /s/ Deborah Carlson                                        VMC CONSULTING CORPORATION
   ---------------------------------
Name: Deborah Carlson
Title: Director                                                By: /s/ Ludwig M. Guarino
                                                                  ---------------------------------
                                                               Name: Ludwig M. Guarino
                                                               Title: Senior Vice President & Treasurer

BANK OF AMERICA, N.A. (successor by                            DATANATIONAL, INC.
merger to Fleet National Bank), as a Lender

By: /s/ Jana L. Baker                                          By: /s/ Ludwig M. Guarino
   ---------------------------------                              ---------------------------------
Name: Jana L. Baker                                            Name: Ludwig M. Guarino
Title: Vice President                                          Title: Senior Vice President & Treasurer

VOLT INFORMATION SCIENCES, INC.

By: /s/ Jack Egan
   ---------------------------------
Name: Jack Egan
Title: Senior Vice President & CFO